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                                                                    Exhibit 23.6

                      Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 11, 1999, related to ESCA, Inc. and Affiliates, included in ATMI, Inc.'s Form 8-K/A dated July 7, 2000, and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP


Albuquerque, New Mexico
September 19, 2000